                                                                     EXHIBIT 11


                          PORTLAND BREWING COMPANY
                 CALCULATION OF NET INCOME (LOSS) PER SHARE

                                        Quarter Ended September 30,       Nine Months Ended
                                                                             September 30,
                                        ---------------------------    ------------------------
                                            1997           1996           1997           1996
                                         ---------      ---------      ---------      ---------
Actual weighted average shares
 outstanding                             2,074,943      2,073,353      2,074,943      2,070,716
Dilutive common stock options
 using the treasury stock method                 -              -              -         75,693
                                         ---------      ---------      ---------      ---------
Total shares used in per share
 calculations                            2,074,943      2,073,353      2,074,943      2,146,409
                                         ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------
Net (loss) income                        ($342,153)      ($34,166)     ($701,294)       $24,524
                                         ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------
Net (loss) income per share(1)              ($0.17)        ($0.02)        ($0.34)         $0.01
                                         ---------      ---------      ---------      ---------
                                         ---------      ---------      ---------      ---------

(1) Fully diluted earning per share is not materially different from primary earnings per share in the periods presented.

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